UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2007

Commission File Number of issuing entity: 333-131607-10

HSI Asset Loan Obligation Trust 2007-AR1
(Exact name of issuing entity)

Commission File Number of depositor: 333-131607

HSI Asset Securitization Corporation
(Exact name of depositor as specified in its charter)

HSBC Bank USA, National Association
(Exact name of sponsor as specified in its charter)

DELAWARE	20-2592898
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

452 Fifth Avenue, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

(212) 525-5000
(Registrant’s telephone number, including area code)

N/A
(Former name, former address, if changed since last report)

Exhibit Index located on Page 2

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions .

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

ITEM 6.02.	Change of Servicer or Trustee.

On January 26, 2007 (the “Closing Date”), HSI Asset Securitization Corporation, as depositor for HSI Asset Loan Obligation Trust 2007-AR1 (the “Trust”) caused the issuance of the Mortgage Pass-Through Certificates, Series 2007-AR1, including the following classes offered pursuant to a Registration Statement on Form S-3 (File No. 333-131607) filed by the Registrant with the Securities and Exchange Commission: Class I-A-1, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class B-1, Class B-2 and Class B-3 Certificates (the “Certificates”).

As of the Closing Date, Homecomings Financial, LLC (“Homecomings”), an affiliate of the servicer, Residential Funding Company, LLC, acted as subservicer of approximately 13.12% by principal balance of the mortgage loans owned by the Trust.

Residential Capital, LLC (“ResCap”), which owns indirectly all of the equity of both Homecomings and GMAC Mortgage, LLC (“GMACM”), has restructured the operations of Homecomings and GMACM. As a result of such restructuring, on September 24, 2007, Homecomings transferred its servicing platform and certain employees responsible for the servicing function to its affiliate GMACM.

Subsequent to the transfer of the servicing platform and employees from Homecomings to GMACM, GMACM became the subservicer for approximately 13.07% (by principal balance of the mortgage loans as of August 31, 2007) of the mortgages loans owned by the Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HSI Asset Securitization Corporation

By:	/s/ Andrea Lenox
Name:	Andrea Lenox
Title:	Vice President

Dated: October 4, 2007